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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-198886) pertaining to the Smart & Final Stores, Inc. 2014 Stock Incentive Plan and SF CC Holdings, Inc. 2012 Stock Incentive Plan of our reports dated March 15, 2018, with respect to the consolidated financial statements and schedules of Smart & Final Stores, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Smart & Final Stores, Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Los Angeles, California
March 15, 2018

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm